EXHIBIT NO. 10.3

                     SOFTWARE PURCHASE AND LICENSE AGREEMENT
                         BETWEEN THE COMPANY AND TRIMAX INC.
                              DATED AUGUST 14, 1998

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Software Purchase and License Agreement
THE CHILDREN'S PLACE

                                   Trimax Inc.

                     Software Purchase and License Agreement

CUSTOMER: THE CHILDREN'S PLACE, Inc.

ADDRESS:  ONE DODGE DRIVE
          WEST CALDWELL, NJ
          07006

This Software Purchase and License Agreement between THE CHILDREN'S PLACE, Inc. (THE CHILDREN'S PLACE) and Trimax Inc. (TRIMAX) contains the general terms under which THE CHILDREN'S PLACE will acquire software and services from TRIMAX. The Addendum associated with this Purchase Agreement contains specific terms related to this Agreement.

THE CHILDREN'S PLACE, Inc.                TRIMAX Inc.

BY: /s/ Edward  De Martino         BY:   /s/ Ian Rawlins

NAME: Edward De Martino            NAME:  Ian Rawlins

TITLE: Vice President  MIS         TITLE:  Executive Vice President

DATE: August 4, 1998               DATE:   August 14, 1998

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1.0   DEFINITIONS

As used in this Purchase Agreement:

1.1 "Agreement" refers to this Purchase and License Agreement which shall commence on the day hereof and will continue as long as THE CHILDREN'S PLACE desires to use the software.

1.2 "Addendum" refers to an addendum to this Purchase Agreement that THE CHILDREN'S PLACE and TRIMAX have executed and that is in effect.

1.3 "TRIMAX Software" or "Software" refers to the computer programs, which includes the modules or components performing the functions and complying with the descriptions, proposals and specifications set forth in Schedule A annexed hereto, and related documentation, which consists of all materials, training materials, guides, Commentary, listings and other materials for use in conjunction with the computer programs, that TRIMAX furnishes to THE CHILDREN'S PLACE under the terms of this Agreement and the Addendum.

1.4 "Services" refers to the services that TRIMAX furnishes to THE CHILDREN'S PLACE under the terms of this Agreement.

1.5 "Commentary" refers to the available documentation of the source code form of the program.

1.6 "Hardware" refers to the computer and related equipment on which the Software is to be run as specified in Schedule B annexed hereto.

2.0   PRICES AND FEES

2.1 The prices and fees for the Software to be licensed hereunder will be as set forth in the Addendum attached hereto and made a part hereof.

3.0   TAXES

3.1 Prices and fees do not include any federal, state or local, use or other taxes in respect of the sale, license, or use of the software or on the provision of services. THE CHILDREN'S PLACE agrees to pay any taxes, or reimburse TRIMAX for any taxes TRIMAX is required to pay in respect of the sale or use of the software and services except for taxes based on TRIMAX's net income or corporate profits.

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4.0   DELIVERY

4.1 Delivery of software will be made to THE CHILDREN'S PLACE's head office facilities as designated by THE CHILDREN'S PLACE.

4.2 THE CHILDREN'S PLACE will be responsible for all delivery charges to ship the software to THE CHILDREN'S PLACE's designated facilities.

5.0   PAYMENT

5.1 For the first 250 stores of this project, THE CHILDREN'S PLACE will make payments for software to TRIMAX as follows:

       Upon signing of this agreement                                 $100,000
       Upon successful completion and acceptance of THE
       CHILDREN'S PLACE five (5) pilot stores                         $ 50,000
       Upon 90 days after THE CHILDREN'S PLACE pilot
       stores acceptance                                              $200,000
       Upon successful rollout of first 50 stores                     $140,000
                                                                      --------
       Total TRIMAX Software for first 250 stores                     $490,000

      For each store installed after the initial 250 stores, THE CHILDREN'S PLACE will purchase a store license as listed in the addendum.

5.2 Software modifications, if required, will be billed at the prevailing TRIMAX time and materials rate based on a solicitation and quotation basis. Software modification fees are payable in three installments - 20% at the start of modifications, 30% at lab installation and 50% upon acceptance by THE CHILDREN'S PLACE of the modifications.

5.3 TRIMAX expenses related to lab, pilot and store installations in pilot stores including air travel, hotel, food and miscellaneous expenses if any, will be billed separately with no markup with payment due 30 days from receipt of invoice. Such expenses will be subject to the prior written approval of THE CHILDREN'S PLACE.

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6.0   INSTALLATION SERVICES / MODIFICATIONS

6.1 TRIMAX will perform the initial lab installation at THE CHILDREN'S PLACE's head office as part of the standard TRIMAX project management services. The initial lab installation shall include:

      a)    Lab Equipment setup and Software setup
      b) Training of three (3) THE CHILDREN'S PLACE's technicians on the use and operation of the Software on the Hardware, including instruction in any necessary conversion of THE CHILDREN'S PLACE's data for such use
      c) TRIMAX work with THE CHILDREN'S PLACE Mainframe personnel to identify record layouts needed by the transaction log conversion program

      TRIMAX will also provide other regular project management and related services (eg. Configurator definitions, train-the-trainer training, etc.) to achieve installation of the software in pilot stores. These project management services as defined hereunder, will be billed at $1,100 per day plus related expenses.

6.2 TRIMAX software will perform the functions as documented in our Reference Documentation. The Software shall be deemed to include all such modifications for all purposes hereunder. In the event that THE CHILDREN'S PLACE requires modifications to the Software due to changes in THE CHILDREN'S PLACE's business rules and requirements due to business rules and requirements created subsequent to the date hereof ("business modifications"), and THE CHILDREN'S PLACE accepts such business modifications, THE CHILDREN'S PLACE shall pay charges for all such business modifications as provided in Section 5.2 above.

      While THE CHILDREN'S PLACE acknowledges that modifications may be subject to development charges, TRIMAX will attempt to minimize development charges in providing THE CHILDREN'S PLACE with required functionality.

      TRIMAX acknowledges that THE CHILDREN'S PLACE may request functional enhancements that are proprietary in nature and not to be included in the generally available release of the Software. THE CHILDREN'S PLACE will be responsible for declaring in writing to TRIMAX the requested enhancements that are considered proprietary. Prior to development of these enhancements TRIMAX and THE CHILDREN'S PLACE will define mutually agreeable terms on which these enhancements can be made available to other TRIMAX customers.

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6.3   "Pilot stores" shall mean the first five (5) THE CHILDREN'S PLACE stores in which the Software shall be installed after the initial lab installation at THE CHILDREN'S PLACE head office. "Pilot phase" shall mean 4 months (120 days) following the installation of the software at all the pilot stores. During the pilot phase THE CHILDREN'S PLACE will use the Software to ensure that the same performs in accordance with the descriptions, proposals and specifications set forth in Schedule A. TRIMAX will be in attendance as may be reasonably required by THE CHILDREN'S PLACE to promptly rectify any errors which may manifest themselves during the pilot phase.

      Upon expiration of the pilot phase and provided there are no further modifications or errors remaining in the Software which errors were identified during the pilot phase, THE CHILDREN'S PLACE shall notify TRIMAX it has accepted the Software for installation in THE CHILDREN'S PLACE's other stores.

      In the event that modifications are necessary or errors identified during the pilot phase remain uncorrected, then the pilot phase shall be extended by the elapsed time taken by TRIMAX to rectify errors or perform such modifications, which shall not exceed fourteen (14) days.

6.4 Installation of the Software at THE CHILDREN'S PLACE's store locations after the pilot phase will be the responsibility of THE CHILDREN'S PLACE.

7.0   WARRANTY AND LIMITATIONS ON LIABILITY

7.1 TRIMAX warrants that it owns the Software and has the right to grant this license to THE CHILDREN'S PLACE, without violating any rights of any third party, and there is currently no actual or threatened suit or claim by any such party third party based on an alleged violation of such right by TRIMAX. TRIMAX warrants that the Software will perform in accordance with its specifications as outlined in Schedule A and the Reference Documentation provided to THE CHILDREN'S PLACE.

      Based on the information provided to TRIMAX by THE CHILDREN'S PLACE to date TRIMAX believes the Software satisfies THE CHILDREN'S PLACE functional requirements in all material respects and will operate on the Hardware as listed in Schedule B.

7.2 TRIMAX warrants the Software for six (6) months from date of first installation. TRIMAX will use best efforts to promptly correct any deficiencies in the Software which cause the Software not to operate in conformity with the Reference Documentation and provide software upgrades at no additional charge during the term of this Agreement provided there is a Software Support and Maintenance Agreement in force at the time of release of Software upgrade, between THE

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      CHILDREN'S PLACE and TRIMAX. After the initial six (6) month warranty period, Software support and maintenance will be provided under the terms of a separate Software Support and Maintenance Agreement.

      During the warranty period and the term of any Software Support and Maintenance Agreement, the Software shall (a) be free from defects in material and workmanship, (b) remain in good working order under normal use, and (c) function (1) properly and in conformity with the warranties herein, (2) in accordance with this Agreement and as set forth in Schedule A, (3) on the Hardware and System Software set forth in Schedule B, including updates or new releases to such Hardware, System Software and other software, and (4) interface with other programs as required by Schedule A. In addition, all documentation shall completely and accurately reflect the operation of the Software.

7.3 The warranty provided in section 7.2 is a limited warranty and does not apply to conditions resulting from improper use of the Software or conditions resulting from modifications to the Software other than modifications made by TRIMAX. Notwithstanding anything to the contrary, in the event that the Software does not meet the above warranties, TRIMAX shall provide, at no charge during the warranty period or the term of the Software Support and Maintenance Agreement, the necessary software and services required to attain the levels or standards set forth in said warranties

7.4 TRIMAX's liability for any expense or damage incurred by THE CHILDREN'S PLACE that may arise out of the failure of any software product to function or due to any malfunction of a product shall be limited to the purchase price of the Software as set forth in section 5.1 and any annual fees paid by THE CHILDREN'S PLACE under the Software Support and Maintenance Agreement between the parties.

7.5 Neither THE CHILDREN'S PLACE nor TRIMAX will be liable to the other for compensation, reimbursement, or damages on account of expenditures, investments, leases, or commitments made in connection with the business or goodwill of the other.

7.6 Except pursuant to the payment obligations hereunder, THE CHILDREN'S PLACE's liability pursuant to this Agreement shall be limited to the annual fees paid to TRIMAX hereunder, and provided further that in no event shall THE CHILDREN'S PLACE be liable for any indirect, special or consequential damages, including but not limited to lost profits, except upon THE CHILDREN'S PLACE's gross negligence or willful misconduct.

7.7 Notwithstanding anything to the contrary herein, in no event shall TRIMAX's liability for direct damages be limited with respect to claims arising out of TRIMAX's gross negligence or willful misconduct.

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8.0   CHANGES TO PRODUCT LINE

8.1 TRIMAX will use reasonable efforts to notify THE CHILDREN'S PLACE in advance of new product releases.

9.0   CONFIDENTIAL INFORMATION

9.1 THE CHILDREN'S PLACE agrees to take all reasonable precautions to maintain the confidentiality of TRIMAX software except that THE CHILDREN'S PLACE may disclose such confidential information to its employees and consultants who have a need to know. It is understood that this obligation of non-disclosure shall not apply to that portion of such confidential information which is or becomes published or generally available to the public, or which THE CHILDREN'S PLACE rightfully received from a third party without a duty of confidentiality or which was developed independently by THE CHILDREN'S PLACE.

9.2 TRIMAX materials and all copies thereof will at all times remain the property of TRIMAX.

9.3 TRIMAX agrees to take all reasonable precautions to maintain the confidentiality of THE CHILDREN'S PLACE's materials.

9.4 TRIMAX shall not refer to the existence of this Agreement in any press release, advertising, or materials distributed to prospective customers, with the exception that TRIMAX can include THE CHILDREN'S PLACE on the standard TRIMAX "client list", without the prior written consent of THE CHILDREN'S PLACE. This obligation will survive the cancellation or other termination of this Agreement.

10.0  PATENT, COPYRIGHT AND TRADE SECRET INFRINGEMENT

10.1 TRIMAX will indemnify its subsidiaries, affiliates or assignees, and their directors, officers, employees and agents, and defend, at its expense, any claim brought against THE CHILDREN'S PLACE alleging that any Software furnished under the terms of this agreement infringes any patent or copyright or any other proprietary right of any third party.

      TRIMAX will indemnify and hold harmless THE CHILDREN'S PLACE its subsidiaries, affiliates or assignees, and their directors, officers, employees and agents, from all claims, losses, costs, damages, actions, liabilities and expenses (including without limitation attorney's fees and disbursements) arising from or in connection with such claim, action or allegation, whether or not the same is successful. In the event an adjudication or order shall be obtained against THE CHILDREN'S PLACE's use of the Software and/or related Documentation or any

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      portion thereof, by reason of any such claim, action or allegation, or if, in TRIMAX's reasonable opinion, the Software or related Documentation or any portion thereof is likely to become the subject of a claim of infringement or violation of patent, copyright, trademark, trade secret or other proprietary right of any third party, TRIMAX will, without in any way limiting the foregoing, and at its own expense:

      (a) procure for THE CHILDREN'S PLACE the right to continue using the Software and/or Documentation; or

      (b) replace or modify the Software and/or Documentation so that it becomes non-infringing, but only if the modification or replacement does not adversely effect the Specifications for the Software and/or related Documentation or its use by THE CHILDREN'S PLACE; or

      (c ) if neither (a) nor (b) above is practical, remove the Software and/or Documentation from THE CHILDREN'S PLACE's site, and this Agreement shall terminate effective as of the date upon which THE CHILDREN'S PLACE first notified TRIMAX, or if TRIMAX otherwise obtained knowledge, of the existence of the applicable claim of infringement or violation. Upon such termination, TRIMAX shall reimburse THE CHILDREN'S PLACE in an amount equal to the unamortized portion of the aggregate price of the Software paid by THE CHILDREN'S PLACE using a ten year depreciation life.

      TRIMAX shall also pay all costs and damages finally awarded, provided that THE CHILDREN'S PLACE gives TRIMAX prompt written notice of such claim, and information, reasonable assistance, and sole authority to defend or settle the claim.

10.2 TRIMAX warrants that to the best of its knowledge that it is not currently in violation of any patent or copyright or any other proprietary right of any third party.

10.3 TRIMAX agrees to indemnify THE CHILDREN'S PLACE for any liability or expense due to claims for personal injury or property damage (a) arising out of the furnishing or performance of the Software or the services provided hereunder or (b) arising out of the fault or negligence of TRIMAX.

11.0  SOFTWARE LICENSE

11.1 For each Store Software license purchased by THE CHILDREN'S PLACE according to the terms listed in the Addendum, TRIMAX grants to THE CHILDREN'S PLACE the right to execute the software at one store location owned or operated by THE CHILDREN'S PLACE. Title to the Software shall remain in TRIMAX.

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11.2  THE CHILDREN'S PLACE may make archival copies of the Software provided all archival copies are destroyed upon termination of the Software license.

11.3 THE CHILDREN'S PLACE may make the Software available to its employees and consultants to the extent needed to exercise its license hereunder.

11.4 THE CHILDREN'S PLACE's software licenses are non-exclusive and may not be transferred to any other party without TRIMAX's written consent.

11.5 The software contains proprietary technology of TRIMAX. TRIMAX transfers no title to or ownership of any software to THE CHILDREN'S PLACE or any other third party. Except as explicitly set forth in this Agreement, THE CHILDREN'S PLACE shall not execute, use, copy, or modify the software, nor disclose any part of the software to any third party. THE CHILDREN'S PLACE shall not decompile the software for any purpose.

11.6 THE CHILDREN'S PLACE's software licenses shall be perpetual and irrevocable and continue unless terminated as provided herein. TRIMAX may terminate the software licenses and rights granted if THE CHILDREN'S PLACE neglects or fails to perform or observe any of its material obligations to TRIMAX under the terms and conditions of this Agreement and such failure is not cured within 30 days after notice is received by THE CHILDREN'S PLACE. In the event of termination by TRIMAX, THE CHILDREN'S PLACE shall destroy to the best of its knowledge all copies of all versions of the software in THE CHILDREN'S PLACE's possession and certify in writing that all copies have been returned or destroyed to the best of THE CHILDREN'S PLACE's knowledge.

11.7 TRIMAX will provide source code to THE CHILDREN'S PLACE for internal use only at no additional charge upon receipt of the milestone payment of $200,000 due 90 days after THE CHILDREN'S PLACE pilot acceptance. In the event TRIMAX corrects any defects in, or provides revision and/or updates to the Software, TRIMAX shall, at no additional charge, furnish THE CHILDREN'S PLACE with a corrected or revised copy of the source code of the Software and any revised commentary as soon as practical but not more than 30 days after the availability of the revised version.

11.8 THE CHILDREN'S PLACE will have the right, as part of the license granted herein, to make additional copies of the documentation as it may deem necessary.

12.0  YEAR 2000 Compliance

12.1 TRIMAX warrants that the Software provided to THE CHILDREN'S PLACE for use prior to, during and after the calendar year 2000 includes or shall include year 2000

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      capability at no added cost to THE CHILDREN'S PLACE. The software design to ensure year 2000 compatibility shall include, but not be limited to century date recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interfaces that reflect the century. A letter will be provided outlining Year 2000 compliance of TRIMAX Software within 30 days of contract signing.

13.0  DISPUTES

13.1 New Jersey law will govern the interpretation and enforcement of this Agreement.

13.2 Any disputes arising out of this Agreement shall be exclusively adjudicated in the federal or state court of competent jurisdiction in the State of New Jersey.

      TRIMAX hereby consents and agrees to service of process and jurisdiction of the state and federal courts of the State of New Jersey and the state and federal courts of the United States.

14.0  GENERAL PROVISIONS

14.1 Neither party will be liable to the other party for delays in performing under this Agreement if the delay is caused by strike, default or failure of suppliers, riot, war, government action, law or regulation, act of God, fire, flood, or other cause beyond TRIMAX's reasonable control.

14.2 Except as otherwise set forth herein neither party may assign or transfer any of the rights, duties and obligations arising out of this Agreement without the written consent of the other party.

      Notwithstanding anything to the contrary contained herein, THE CHILDREN'S PLACE may assign this Agreement to any subsidiary or affiliate or entity owned or controlled by THE CHILDREN'S PLACE without regard to the jurisdiction of incorporation of said subsidiary, affiliate or entity, or as part of the sale of that part of its business which includes the Hardware or any substantial portion of its data processing facilities, or pursuant to any merger, consolidation or other reorganization, without the consent of TRIMAX, but upon notice to TRIMAX. An assignee of either party, if authorized hereunder, shall be deemed to have all of the rights and obligations of the assigning party set forth in this Agreement. It is understood that no assignment shall release either party from any of it obligations hereunder.

14.3 Except as this Agreement otherwise provides, no amendment to this Agreement will be binding unless agreed to in writing and executed by THE CHILDREN'S PLACE and a TRIMAX officer, and no approval, consent, or waiver will be enforceable unless signed by the granting party. No document will amend this Agreement by

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      implication. The failure by any party to exercise any right or remedy provided for herein shall not be deemed a waiver, partial or complete, of any right or remedy hereunder.

14.4 Notwithstanding anything contained to the contrary herein, in the event of any material breach of this Agreement by one party, the other party may (reserving cumulatively all other remedies and rights under this Agreement and in law and in equity) terminate this Agreement involved in whole or in part, by giving thirty (30) days written notice thereof; provided, however that any such termination shall not be effective if the party in breach has cured the breach of which it has been notified prior to the expiration of said thirty (30) days. In the event this Agreement is terminated due to TRIMAX's material breach, THE CHILDREN'S PLACE shall be entitled to receive a pro rata refund of any prepaid monthly fees.

14.5 The terms and conditions of the Agreement will supersede any previous communications or agreements by either party, whether verbal or written.

14.6 The provisions of the Agreement are declared to be severable so that the invalidity or unenforceability of any provision of the Agreement will not affect the validity or enforceability of the remaining provisions.

14.7 All notices, requests and other communications provided for or permitted under this Agreement shall be in writing and shall be given, made or communicated either by personal delivery, by facsimile or fax transmission, by reliable overnight courier or by registered or certified mail, postage prepaid, and addressed as follows:

      (a) If to TRIMAX, to:    Attention:
                               Ian Rawlins
                               TRIMAX Retail Systems
                               7100 Woodbine Avenue, Suite 311
                               Markham, Ontario  L3R 5J2
                               Fax: 905-470-8949

      (b) If to THE CHILDREN'S PLACE, to:       Attention: MIS Department
                                                THE CHILDREN'S PLACE
                                                One Dodge Drive
                                                West Caldwell, NJ  07006
                                                Fax: 973-227-5232
                                                With additional copy to:
                                                Attn: General Counsel

      or to such other address as the party who is to receive such notices shall notify the other party of in accordance with the foregoing. Any notice shall be deemed to have been given, made, received, or communicated as the case may be on the date personal delivery was effected if personally served, on the date shown on the

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      sender's receipt of its facsimile or telex transmission if by facsimile or telex, on the date shown as the date of delivery on the overnight courier's cartage copy if by overnight courier, or on the date of delivery (or attempted delivery) as shown on the return receipt if delivered by registered or certified mail.

14.8 From the date herein up until ninety (90) days after the Pilot phase has been completed, THE CHILDREN'S PLACE may, in its sole discretion, terminate this Agreement upon five (5) days prior written notice to TRIMAX. In the event THE CHILDREN'S PLACE elects to terminate this Agreement pursuant to this Section, TRIMAX shall refund all previously paid monies pursuant to Section 5.1 of this Agreement less any outstanding amounts for services provided by TRIMAX pursuant to Section 6.1.

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                           PURCHASE AGREEMENT ADDENDUM

PRICING

STORE SOFTWARE

Store License      Stores 1 - 200                     $  2,000 per store
                   Stores 201 - 500                   $  1,800 per store
                   Stores 500+                        $  1,500 per store

             Includes:  POS Xpress
                        Xpress Server
                        POS Manager
                        Financial Authorization

SQL Anywhere                                          $  250 per store

HEAD OFFICE SOFTWARE

POS Configurator                                      $  995

Electronic Journal Viewer                             $  995

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                                   Schedule A

                              SOFTWARE DESCRIPTION

1. Program

The software shall:

      a) Conform to the REFERENCE DOCUMENTATION referred to in Section 7.1 which has been provided to THE CHILDREN'S PLACE and is made a part hereof; and
      b) Provide the functions required by THE CHILDREN'S PLACE which includes:
            i)    Coupons / Scanning
            ii)   Credit Authorization
            iii)  Check Authorization
            iv)   Item Size handling
            v)    Employee Sales
            vi)   Promotions and Mix Match
            vii)  Frequent Shopper (Loyalty Cards and Program)
            viii) Gift Receipt

      The current capability of the functions provided by TRIMAX software listed above and the fit for THE CHILDREN'S PLACE business requirements will be subject to a more detailed review by THE CHILDREN'S PLACE and TRIMAX during the initial analysis phase.

2. Documentation

      a)    Reference manuals, training materials guides and other materials

      b)    TRIMAX will provide THE CHILDREN'S PLACE with system documentation.

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                                   Schedule B

                            Hardware and Environment

1. Hardware

a) POS Terminals

   4684 Model 300
   4694 Model 144
   4694 Model 244

   ISPS - IBM PC compatible Pentium-based machines

2. Language

a) Operating System -  Windows 95
                       Windows NT
                       DOS environment

3. Other Equipment

The Credit Authorization function of the Software must function with THE CHILDREN'S PLACE current Credit Card and Check Authorization (SPS) service prior to roll out of the pilot stores. Development of this function will be a part of the project management phase and will be charged at a flat rate of $15,000.

4. Other Software

MLINK and other software provided by Computer Associates and currently used by THE CHILDREN'S PLACE.

TRIMAX will provide all file layouts.